Exhibit 23.1


                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Stock Option and Incentive Plan of Chiquita Brands International, Inc. of our report dated February 11, 1998, with respect to the consolidated financial statements of Chiquita Brands International, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP
                                   _____________________
                                   ERNST & YOUNG LLP


Cincinnati, Ohio
July 14, 1998

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